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                      SUBSIDIARIES OF ARM FINANCIAL GROUP, INC.

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                                                 STATE OF
              NAME                               INCORPORATION       OWNERSHIP
--------------------------------------------------------------------------------------------------------------
Integrity Holdings, Inc.                         Delaware            100% ARM Financial Group, Inc.

  Integrity Life Insurance Company               Ohio                100% Integrity Holdings, Inc.

    National Integrity Life Insurance Company    New York            100% Integrity Life Insurance Company

ARM Capital Advisors, Inc.                       Delaware            100% ARM Financial Group, Inc.

ARM Transfer Agency, Inc.                        Delaware            100% ARM Financial Group, Inc.

SBM Certificate Company                          Minnesota           100% ARM Financial Group, Inc.

ARM Securities Corporation                       Minnesota           100% ARM Financial Group, Inc.

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